Exhibit 99.1

GTY Technology Holdings Announces Fourth Quarter and Full Year 2020 Financial Results

Annual recurring revenue of $41.4 million, up 25% year-over-year

Total fourth quarter revenue of $13.1 million, up 14% year-over-year

115 new customers in Q4, up 77% year-over-year

(Boston, MA, February 16, 2021) – GTY Technology Holdings Inc. (Nasdaq: GTYH) (“GTY”), a leading vertical SaaS/Cloud solution provider for the public sector, today announced financial results for the fourth quarter and full year ended December 31, 2020.

“We closed out a year that presented challenges with another quarter of disciplined execution and strong results. We achieved 14% revenue growth, another quarter of positive cash flow and are particularly pleased with our ARR growth of 25%,” said TJ Parass, CEO of GTY. “We have great momentum across our business and are taking market share. We remain laser focused on providing our customers with the level of support they have come to expect, while also introducing new prospects to our industry leading solutions. Our execution and results are driven by the exceptional team of men and women who deliver for our customers every day. We are grateful for having the best professionals in the industry who have chosen to grow with GTY.”

“Looking back on the year, we saw strong demand for our products as more and more public sector organizations are pushing to modernize and transform their operations. The fact that they are investing in our technology while dealing with budget shortfalls amid their pandemic response shows the mission critical nature of our software. We are impressed with the quality of our customers and their efforts to improve internal performance and the quality of service to their citizens.”

Fourth Quarter 2020 Financial Highlights

•

Revenue: Total GAAP revenue for the fourth quarter of 2020 was $13.1 million, up 14% compared to $11.5 million in the fourth quarter of 2019. Total non-GAAP revenue for the fourth quarter of 2020 was $13.2 million, up 10% compared to $12.0 million in the fourth quarter of 2019.

•

Gross Profit: Gross profit for the fourth quarter of 2020 was $8.2 million, compared to $6.6 million for the fourth quarter of 2019. Gross margin for the fourth quarter of 2020 was 62%, compared to 58% for the fourth quarter of 2019. Non-GAAP gross profit for the fourth quarter of 2020 was $8.5 million, compared to $7.4 million for the fourth quarter of 2019. Non-GAAP gross margin was 65% for the fourth quarter of 2020, compared to 62% for the fourth quarter of 2019.

•

Operating (Loss): Operating loss for the fourth quarter of 2020 was $(11.1) million, compared to an operating loss of $(42.6) million in the fourth quarter of 2019.  Non-GAAP operating loss for the fourth quarter of 2020 was $(1.1) million, compared to an operating loss of $(5.4) million in the fourth quarter of 2019.

•

Net (Loss): Net loss for the fourth quarter of 2020 was $(12.4) million, or $(0.23) per share, based on 53.9 million weighted average shares outstanding. During the fourth quarter of 2019, net loss was $(36.5) million, or $(0.70) per share, based on 52.2 million weighted average shares outstanding.

Full Year 2020 Financial Highlights

•

Revenue: Total GAAP revenue for the full year of 2020 was $48.1 million, up 32% compared to $36.4 million in 2019. Total non-GAAP revenue for the full year of 2020 was $48.8 million, up 20% compared to $40.5 million in 2019.

•

Gross Profit: Gross profit for the full year of 2020 was $29.7 million, compared to $22.9 million in 2019. Gross margin for the full year of 2020 was 62%, compared to 63% in 2019. Non-GAAP gross profit for the full year of 2020 was $31.2 million, compared to $27.2 million in 2019. Non- GAAP gross margin for the full year of 2020 was 64%, compared to 67% in 2019.

•

Operating (Loss): Operating loss for the full year of 2020 was $(42.7) million, compared to an operating loss of $(105.5) million in the full year of 2019. Non-GAAP operating loss for the full year of 2020 was $(11.1) million, compared to an operating loss of $(19.9) million in the full year of 2019.

•	Net (Loss): Net loss for the full year of 2020 was $(44.0) million, or $(0.82) per share, based on 53.5 million weighted average shares outstanding.

Definitions and reconciliations of all non-GAAP financial measures and additional information regarding operating measures are included below in the section titled “Use of Non-GAAP Financial Measures” and in the accompanying tables. All comparisons in this press release are year-over-year over year unless otherwise provided.

Fourth Quarter 2020 Highlights and Key Metrics

•	Free cash flow positive for the quarter of $0.4 million
•	Replaced our $12 million unsecured credit facility with a $25 million secured credit facility
•	Raised $7 million through an equity sale in December 2020
•	The number of customers was 1,768 as of December 31, 2020, an increase of 15% from 1,542 as of December 31, 2019.

Additional information regarding our new customers, total customers and Annual Recurring Revenue and how each are calculated are included below.

Financial Outlook

As of February 16, 2021, GTY Holdings is providing guidance for its first quarter and full year 2021 as follows:

•	First Quarter 2021 Guidance: Total Non-GAAP revenue is expected to be in the range of $12.5 million to $13.0 million or approximately 10% year over year growth.

•	Full Year 2021 Guidance: Total Non-GAAP revenue is expected to be in the range of $57.0 million to $60.0 million or approximately 20% year over year growth.

Conference Call and Webcast

GTY will hold its quarterly earnings call on February 16, 2021 at 4:30 p.m. ET. Conference call details for participation on the call are listed below. A transcript will also be posted to the Investor Relations section of our website at www.gtytechnology.com.

Investors and participants can register for the call in advance by registering here. After registering, instructions will be shared on how to join the call. The call will also be available via live webcast here. The archived webcast will be available shortly after the call on the company website, www.gtytechnology.com.

About GTY Technology Holdings Inc.

GTY Technology Holdings Inc. (NASDAQ: GTYH) (“GTY”) brings leading public sector technology companies together to achieve a new standard in stakeholder engagement and resource management. Through its six business units, GTY offers an intuitive cloud-based suite of solutions for state and local governments, education institutions, and healthcare organizations spanning functions in procurement, payments, grant management, budgeting, and permitting: Bonfire provides strategic sourcing and procurement software to enable confident and compliant spending decisions; CityBase provides government payment solutions to connect constituents with utilities and government agencies; eCivis offers a grant management system to maximize grant revenues and track performance; Open Counter provides user-friendly software to guide applicants through complex permitting and licensing procedures; Questica offers budget preparation and management software to deliver on financial and non-financial strategic objectives; Sherpa provides public-sector budgeting software and consulting services.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The company’s actual results may differ from its expectations, estimates and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the company’s expectations with respect to future performance. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside of the company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the impact of the COVID-19 pandemic, or other public health crises, on our operations, our customers and the economy; (2) the risk that the ongoing integration of the businesses acquired in our business combination disrupts current plans and operations; (3) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably and retain its key employees; (4) our failure to generate sufficient cash flow from our business to make payments on our debt; (5) changes in applicable laws or regulations; (6) the possibility that the company may be adversely affected by other economic, business or competitive factors; and (7) other risks and uncertainties included in our Annual Report on Form 10-K for the year ended December 31, 2019 and our subsequent filings with the Securities and Exchange Commission. We caution you that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date made. We do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based.

Presentation of Predecessor and Successor Financial Results

As a result of the business combination, GTY is the acquirer for accounting purposes and Bonfire, CityBase, eCivis, Open Counter, Questica, and Sherpa are the acquirees and accounting predecessor. The company’s financial statement presentation distinguishes the company’s presentations into two distinct periods, the period up to the closing date (labeled “Predecessor”) and the period including and after that date (labeled “Successor”). The merger was accounted for as a business combination using the acquisition method of accounting, and the Successor financial statements reflect a new basis of accounting that is based on the fair value of the net assets acquired.

Use of Non-GAAP Financial Measures

To supplement its condensed consolidated financial statements, which are prepared in accordance with U.S. generally accepted accounting principles, or GAAP, GTY has provided in this release certain financial measures that have not been prepared in accordance with GAAP defined as “non-GAAP financial measures,” which include (i) non-GAAP revenues, (ii) non-GAAP gross profit and non-GAAP gross margin, (iii) and non-GAAP loss from operations.

GTY’s management uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to the corresponding GAAP measures, in evaluating GTY’s ongoing operational performance and trends. However, it is important to note that particular items GTY excludes from, or includes in, its non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP financial measures has been provided in the tables included as part of this press release. In addition, as the business combination occurred on February 19, 2019, GTY believes reviewing the operating results on a pro forma basis is more useful in discussing the overall operating performance when compared to the same period in the prior year. Therefore, to compare the twelve months ended December 31, 2020 to the twelve months ended December 30, 2019, the company combined the GAAP and non-GAAP financial measures of the Predecessor period from January 1, 2019 through February 18, 2019 and the Successor period from February 19, 2019 through December 31, 2019 (“S/P Combined 2019”).

Non-GAAP Revenues. Non-GAAP revenues are defined as GAAP revenues adjusted for the impact of purchase accounting resulting from its business combination which reduced its acquired contract liabilities to fair value. The company believes that presenting non-GAAP revenues is useful to investors as it eliminates the impact of the purchase accounting adjustments to revenues to allow for a direct comparison between periods.

Non-GAAP Gross Profit and Non-GAAP Gross Margin. Non-GAAP gross profit is defined as GAAP gross profit adjusted for the impact of purchase accounting resulting its business combination and share-based compensation. Non-GAAP gross margin is defined as non-GAAP gross profit divided by non-GAAP revenues. The company believes that presenting non-GAAP gross profit and margin is useful to investors as it eliminates the impact of the purchase accounting adjustments to allow for a direct comparison between periods.

Non-GAAP Loss From Operations. Non-GAAP loss from operations is defined as GAAP loss from operations adjusted for the impact of purchase accounting to revenues resulting from its business combination, the amortization of acquired intangible assets, share-based compensation, acquisition related costs, goodwill impairment expense, restructuring expenses and the change in fair value of contingent consideration. The company believes that presenting non-GAAP loss from operations is useful to investors as it eliminates the impact of certain non-cash and acquisition related expenses to allow a direct comparison of loss from operations between periods.

Operating Metrics

We define the number of customers as the number of accounts with a unique account identifier for which we have an active contract in the period indicated. New customers have signed a new contract with a GTY entity in the period.

We define ARR as the annualized revenue run-rate of subscription, maintenance or transaction-based agreements from all customers at a point in time. For transaction based CityBase contracts we use the following calculation: For large projects (>$10K per month) with 12 months or more of history we use the trailing 12 months of history. For large projects with less than 12 months, we calculate an annualized value based on history available. For small projects (<$10K per month) we annualize the most recent month’s activity.

Exhibit 1

GTY Technology Holdings Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Successor				Predecessor
				February 19, 2019	January 1, 2019
	Three Months Ended	Three Months Ended	Year ended	through	through
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019	February 18, 2019
Revenues	$13,101	$11,481	$48,128	$31,515	$4,928
Cost of revenues	4,927	4,838	18,468	11,928	1,614
Gross Profit	8,174	6,643	29,660	19,587	3,314

Operating expenses
Sales and marketing (1)	3,754	4,002	16,150	13,088	1,394
General and administrative (1)	5,136	7,206	21,743	23,010	1,749
Research and development (1)	2,775	3,936	12,158	11,546	1,580
Amortization of intangible assets	3,683	3,414	14,681	12,809	32
Acquisition costs	-	3,797	-	36,988	151
Goodwill impairment	2,000	32,198	2,000	32,198
Restructuring charges	-	-	3,666	-	-
Change in fair value of contingent consideration	1,951	(5,323)	1,980	(6,135)	(37)
Total operating expenses	19,299	49,230	72,378	123,504	4,869
Loss from operations	(11,125)	(42,587)	(42,718)	(103,917)	(1,555)

Other income (expense)
Interest income (expense), net	(645)	(23)	(1,758)	225	(170)
Loss from repurchase/issuance of shares	(666)	-	(2,056)	(1,032)	-
Other income (loss), net	(359)	331	78	472	12
Total other income (expense), net	(1,670)	308	(3,736)	(335)	(158)

Loss before income taxes	(12,795)	(42,279)	(46,454)	(104,252)	(1,713)
Benefit from income taxes	371	5,776	2,439	8,595	-
Net loss	(12,424)	(36,503)	(44,015)	(95,657)	(1,713)

Deemed dividend for Exchangeable Shares - Series C	-	-	-	(183)	-
Net loss applicable to common shareholders	$(12,424)	$(36,503)	$(44,015)	$(95,840)	$(1,713)

Net loss per share, basic and diluted	$(0.23)	$(0.70)	$(0.82)	$(1.88)
Weighted average common shares outstanding, basic and diluted	53,893	52,208	53,450	50,867

Net loss	$(12,424)	$(36,503)	$(44,015)	$(95,657)	$(1,713)
Other comprehensive loss:
Foreign currency translation gain (loss)	(677)	-	(364)	370	-
Total other comprehensive income (loss)	(677)	-	(364)	370	-
Comprehensive loss	$(13,101)	$(36,503)	$(44,379)	$(95,287)	$(1,713)

(1) Amounts include share-based compensation expense as follows:
Cost of revenues	$236	$229	$811	$229	$-
Sales and Marketing	466	569	2,034	2,032	-
General and administrative	1,367	1,444	4,838	2,729	61
Research and development	214	320	938	439	-
Total share-based compensation expense	$2,283	$2,562	$8,621	$5,429	$61

Exhibit 2

Reconciliations of non-GAAP Financial Measures

(in thousands)

(unaudited)

Non-GAAP Reconciliation	Three Months Ended
	December 31, 2020	September 30, 2020	December 31, 2019
Revenues	$13,101	$12,587	$11,481
Purchase accounting adjustment to revenue	126	128	529
Non-GAAP Revenues	$13,227	$12,715	$12,010

Gross Profit	$8,174	$7,967	$6,643
Purchase accounting adjustment to revenue	126	128	529
Share-based compensation	$236	$225	229
Non-GAAP Gross Profit	$8,536	$8,320	$7,401

Gross Margin	62%	63%	58%
Non-GAAP Gross Margin	65%	65%	62%

Loss from operations	$(11,125)	$(7,272)	$(42,587)
Purchase accounting adjustment to revenue	126	128	529
Amortization of intangibles	3,683	3,683	3,414
Share-based compensation	2,283	2,024	2,562
Acquisition costs	-	-	3,797
Goodwill impairment	2,000	-	32,198
Restructuring charges	-	2	-
Change in fair value of contingent consideration	1,951	-	(5,323)
Non-GAAP Loss from operations	$(1,082)	$(1,435)	$(5,410)

	Year Ended December 31,
	2020	2019
Revenues - Successor Period	$48,128	$31,515
Revenues - Predecessor Period	-	4,928
Pro forma as Adjusted Revenues	48,128	36,443
Purchase accounting adjustment to revenue	715	4,104
Non-GAAP Pro forma as Adjusted Revenues	$48,843	$40,547

Gross Profit - Successor Period	$29,660	$19,587
Gross Profit - Predecessor Period	-	3,314
Pro forma as Adjusted Gross Profit	29,660	22,901
Purchase accounting adjustment to revenue	715	4,104
Share-based compensation	811	229
Non-GAAP Pro forma as Adjusted Gross Profit	$31,186	$27,234

Gross Margin - Successor Period	62%	62%
Gross Margin - Predecessor Period	N/A	67%
Pro forma as Adjusted Gross Margin	62%	63%
Non-GAAP Pro forma as Adjusted Gross Margin	64%	67%

Loss from operations - Successor Period	$(42,718)	$(103,917)
Loss from operations - Predecessor Period	-	(1,555)
Pro forma as Adjusted Loss from operations	(42,718)	(105,472)
Purchase accounting adjustment to revenue	715	4,104
Amortization of intangibles	14,681	12,841
Share-based compensation	8,621	5,490
Acquisition costs	-	37,139
Goodwill impairment	2,000	32,198
Restructuring charges	3,666	-
Change in fair value of contingent consideration	1,980	(6,172)
Non-GAAP Pro forma as Adjusted Loss from operations	$(11,055)	$(19,872)

Exhibit 3

GTY Technology Holdings Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31,	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$22,800	$8,374
Accounts receivable, net	9,994	9,184
Prepaid expenses and other current assets	2,583	3,047
Total current assets	35,377	20,605

Property and equipment, net	3,891	1,697
Intangible assets, net	101,107	115,788
Goodwill	284,635	286,635
Other assets	8,797	9,668
Total assets	$433,807	$434,393

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$6,366	$8,443
Deferred revenue - current portion	22,304	17,346
Contingent consideration - current portion	743	12,680
Other current liabilities	1,830	2,406
Total current liabilities	31,243	40,875

Deferred revenue - less current portion	1,602	1,264
Deferred tax liability	17,494	20,276
Contingent consideration - less current portion	42,530	41,233
Term loan, net	26,632	—
Other long-term liabilities	4,501	5,122
Total liabilities	124,002	108,770

Commitments and contingencies

Shareholders’ equity:
Common stock	6	5
Exchangeable shares	54,224	45,681
Additional paid in capital	390,232	369,756
Accumulated other comprehensive income	6	370
Treasury stock	(5,633)	(5,174)
Accumulated deficit	(129,030)	(85,015)
Total shareholders' equity	309,805	325,623
Total liabilities and shareholders’ equity	$433,807	$434,393

Exhibit 4

GTY Technology Holdings Inc.

Condensed Statement of Cash Flows

(in thousands)

(unaudited)

	Successor		Predecessor
		February 19, 2019	January 1, 2019
	Year ended	through	through
	December 31, 2020	December 31, 2019	February 18, 2019
Cash flows from operating activities:
Net loss	$(44,015)	$(95,657)	$(1,713)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation of property and equipment	863	355	148
Amortization of intangible assets	14,681	12,809	32
Amortization of right of use assets	2,034	1,298	194
Share-based compensation	8,621	5,429	61
Deferred income tax benefit	(2,439)	(8,595)	-
Loss on issuance of shares	2,056	-	-
Goodwill impairment	2,000	32,198	-
Change in fair value of contingent consideration	1,980	(6,135)	(37)
Amortization of deferred issuance costs	759	-	-
Other	165	(26)	(12)
Changes in operating assets and liabilities:
Accounts receivable	(818)	(5,276)	2,190
Prepaid expenses and other assets	(725)	(1,536)	202
Accounts payable and accrued liabilities	(2,372)	(1,000)	(781)
Deferred revenue and other liabilities	6,335	9,985	-
Operating lease liabilities	(2,099)	(1,079)	-
Net cash (used in) provided by operating activities	(12,974)	(57,230)	284

Cash flows from investing activities:
Proceeds from cash held in trust	-	217,642	-
Sale of marketable securities	-	-	1,531
Acquisitions, net of cash acquired	-	(179,423)	-
Capitalization of internal-use software	(311)	(793)	-
Capital expenditures	(2,712)	(639)	(15)
Net cash (used in) provided by operating activities	(3,023)	36,787	1,516

Cash flows from financing activities:
Proceeds from borrowings, net of issuance costs	37,803	-	35
Repayment of borrowings	(12,000)	(486)	(69)
Contingent consideration payments	(1,286)	(920)	-
Proceeds received from private placement of Common Stock, net of costs	7,000	25,450	-
Common stock repurchases	(459)	(4,174)	-
Redemption of Class A Ordinary Shares	-	(113,982)	-
Proceeds received from private placement of Class A shares, net of costs	-	125,258	-
Redemption of Exchangeable Shares - Class C	-	(1,323)	-
Other	(548)	(1,262)	(505)
Net cash provided by (used in) financing activities	30,510	28,561	(539)

Effect of foreign currency on cash	(87)	204	(721)

Net change in cash and cash equivalents	14,426	8,322	540
Cash and cash equivalents, beginning of period	8,374	52	13,929
Cash and cash equivalents, end of period	22,800	8,374	14,469

Company Contacts:

Investor Relations

ir@gtytechnology.com

(702) 945-2898